EXHIBIT 10.20

XILINX, INC.
AMENDMENT OF EMPLOYMENT AGREEMENT

     THIS AMENDMENT OF EMPLOYMENT AGREEMENT is entered into as of April 15, 2009, by and between Xilinx, Inc., a Delaware corporation (the “Company”), and Jon A. Olson (the “Executive”).

RECITALS

     WHEREAS, the Company and the Executive previously entered into an employment agreement, dated June 2, 2005 and subsequently amended February 14, 2008 (as amended, the “Agreement”), which sets forth various terms of the Executive’s employment as Chief Financial Officer of the Company;

     WHEREAS, the Company and the Executive now wish to amend the Agreement in order to provide for a reduction in Executive’s base salary rate, effective May 1, 2009; and

     WHEREAS, the terms of this amendment have been approved by the Compensation Committee of the Board of Directors of the Company;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree to amend the Agreement as set forth below:

AGREEMENT

1.	Base Salary. Effective May 1, 2009, the Executive’s base salary shall be $32,583.33 per month (equivalent to $391,000 per annum).

2.	Target Bonus and Employee Benefits. Notwithstanding the foregoing reduction in the Executive’s base salary rate, (a) the Executive’s annual target bonus rate shall remain equal to $345,000 (equivalent to 75% of the Executive’s annual base salary rate of $460,000 as in effect prior to this amendment), subject to achievement of target performance objectives, and (b) all employee benefits to which the Executive is entitled pursuant to the Agreement which are based in any manner upon the Executive’s base salary rate shall continue to be based upon the Executive’s base salary rate as in effect prior to this amendment.

3.	Continuation of Other Terms: Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	Acknowledgement. The Executive acknowledges and agrees that the reduction in his base salary rate pursuant to this amendment shall not constitute constructive discharge or “good reason” for resignation under any applicable law, plan, policy or agreement.

5.	Applicable Law: This amendment shall be governed by the laws of the State of California as such laws are applied to arrangement between California residents entered into and to be performed within the State of California.

XILINX, INC.	EXECUTIVE

/s/ Kathleen E. Borneman	/s/ Jon A. Olson
Kathleen E. Borneman	Jon A. Olson
Corporate Vice President
Worldwide Human Resources